Exhibit 10.12

QUARK BIOTECH, INC.

1997 STOCK PLAN FOR ISRAELI EMPLOYEES

1.             Scope of the Plan. This Plan is a sub-plan created under and pursuant to the Quark Biotech, Inc. 1997 Stock Plan (the “U.S. Plan”), which has been approved by the shareholders of Quark Biotech, Inc., and which provides that Israeli employees may benefit under this Plan. Options shall be granted under the Plan at the discretion of the Administrator and as reflected in terms of written option agreements, and are intended to qualify for preferred treatment under Israeli tax laws. Unless otherwise defined herein, the terms defined in the 1997 Plan shall have the same defined meanings in this Plan.

2.             Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors of the Company’s subsidiary QBI Ltd. and to promote the success and business of QBI Ltd. and the Company. With respect to employees of QBI Ltd., Options granted under the Plan and the Shares issuable thereunder shall be held in escrow by a trustee to be approved by the Israeli Tax Authorities pursuant to Section 102 of the Israeli Income Tax Ordinance.

3.             Definitions. As used herein, the following definitions shall apply:

(1)           “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 5 hereof.

(2)           “Applicable Laws” means the requirements relating to the administration of stock option plans under Israeli law, the Ordinance, or U.S. State corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and/or the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

(3)           “Board” means the Board of Directors of the Company.

(4)           “Code” means the Internal Revenue Code of 1986, as amended.

(5)           “Committee” means a Committee of Directors appointed by the Board in accordance with Section 5 hereof.

(6)           “Common Stock” means the Common Stock of the Company.

(7)           “Company” means Quark Biotech, Inc., a California corporation and its Subsidiaries including QBI Enterprises Ltd.

(8)           “Director” means a member of the Board of Directors of the Company.

(9)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(10)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(11)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(12)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(13)         “Option” means a stock option granted pursuant to the Plan. Options granted under the Plan shall be nonstatutory stock options and shall not qualify as incentive stock options under Sections 421 and 422 of the Code.

(14)         “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(15)         “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(16)         “Optioned Stock” means the Common Stock subject to an Option.

(17)         “Optionee” means the holder of an outstanding Option granted under the Plan.

(18)         “Option Shares” means Shares issued upon exercise of Options.

(19)         “Ordinance” means the Israeli Income Tax Ordinance (New Version), as amended.

(20)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(21)         “Plan” means this 1997 Stock Plan for Israeli Employees.

(22)         “QBI Ltd.” means QBI Enterprises Ltd., an Israeli company.

(23)         “Rules” means the Income Tax Rules (Tax Reliefs on Issuance of Shares to Employees) 5749-1989 promulgated pursuant to Section 102, as amended.

(24)         “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(25)         “Section 102” means Section 102 of the Ordinance, as amended.

(26)         “Share” means a share of the Common Stock of the Company, as adjusted in accordance with Section 13 below.

(27)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(28)         “Trustee” means a trustee to be approved by the Israeli Tax Authorities pursuant to Section 102 and the Rules.

4.             Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is that number of shares equal to: (i) 1,370,000 Shares plus (ii) any Shares returned to the Company’s 1994 Stock Option Plan (the “1994 Plan”) as a result of termination of options under the 1994 Plan less the number of Shares issued under the U.S. Plan and any other subplans promulgated thereunder. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

5.             Application of Section 102; The Trustee.

(1)           It is the intention of QBI Ltd. and the Company that the provisions and tax benefits of Section 102 apply to the Options and Option Shares issued pursuant to the Plan to employees of QBI Ltd. The Options issued to employees of QBI Ltd. shall comply with the provisions of Section 102, the Rules and of the Escrow Agreement to be entered into between the Trustee and QBI (or the Company).

(2)           In accordance with the provisions of Section 102, the Options and the Option Shares for employees of QBI Ltd. shall be issued to a Trustee and held by him for the benefit of the Optionees who are QBI Ltd. employees for a period of not less than two years from the date of issuance.

(3)           After the two year holding period the Trustee shall not release or transfer such Options or the Options Shares before (i) withholding any applicable tax due pursuant to the Ordinance and the Rules; or (ii) receipt of an authorization from the Israeli Tax Authorities certifying that all such applicable taxes have been paid.

(4)           The Options and Option Shares for employees of QBI Ltd. will be subject to the Terms and Conditions of Section 102 and the Rules.

6.             Administration of the Plan.

(1)           Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(2)           Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Employees to whom Options may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each such award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to determine whether and under what circumstances an Option may be settled in cash under subsection 11(5) instead of Common Stock;

(vii)         to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)        to initiate an Option Exchange Program;

(ix)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)            to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable and subject to the Applicable Laws; and

(xi)           to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(3)           Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

7.             Eligibility.

(1)           The persons eligible to participate in this Plan are Employees.

(2)           Controlling Shareholders (as that term is defined in Section 5 of the Rules, Section 32(9) of the Ordinance) will not be eligible to participate in the Plan.

(3)           Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionees’ relationship as an Employee of or with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

8.             Term of Plan. The Plan shall become effective upon its adoption by the Board and by the Board of Directors of QBI Ltd. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

9.             Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

10.           Option Exercise Price and Consideration.

(1)           The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)            In the case of an Option

(1)           granted to an Employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(2)           granted to any other Employee, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(2)           The consideration to be paid for the Option Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

11.           Exercise of Option.

(1)           Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

Except in the case of Options granted to Officers and Directors, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors hereunder shall be tolled during any unpaid leave of absence.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Trustee (if issued on exercise of Options held by the Trustee at the time of Exercise) or in the name of the Optionee or; if requested by the Optionee, in the name of the Optionee and his or her spouse (if issued on exercise of Options which were released and transferred with the provisions of Section 5(d) of the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share are issued, except as provided in Section 13 of the Plan.

Exercise of an Option shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(2)           Termination of Relationship as an Employee. Subject to the provision of Section 102, if an Optionee ceases to be an employee, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares coved by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(3)           Disability of Optionee. Subject to the provision of Section 102, if an Optionee ceases to be an Employee as a result of the Optionee’s disability, the Optionee may exercise the Option within such period of time as is specified in the Option Agreement (of at least six months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(4)           Death of Optionee. Subject to the provision of Section 102, if an Optionee dies while an Employee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(5)           Buyout Provisions. Subject to the provision of Section 102, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

12.           Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13.           Adjustments Upon Changes in Capitalization or Merger.

(1)           Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(2)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(3)           Merger or Asset Sale. In the event of a merger of the Company with or another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14.           Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

15.           Amendment and Termination of the Plan.

(1)           Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(2)           Shareholder Approval. The Board shall obtain Shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(3)           Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.           Conditions Upon Issuance of Shares.

(1)           Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(2)           Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

20.           Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

21.           Taxes. The Optionee shall bear and timely pay any and all taxes levied in connection with the granting of the Options and the Option Shares. The Company, QBI Ltd. and/or the Trustee will have the right to withhold any such taxes which are not duly paid by the Optionee or which are to be withheld pursuant to any Applicable Law.